EXHIBIT 1.3

Adopted by the Board of Directors of

Strata Oil & Gas Inc. (the “Company”)

on August 3, 2006

STRATA OIL & GAS INC.

AUDIT COMMITTEE OF THE BOARD

Mandate

The mandate of the committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the Company’s process for monitoring compliance with laws and regulations. The committee will maintain effective working relationships with the Board, management and external auditor. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company’s business, operations and risks. The Committee shall have the authority to select and retain staff and experts as deemed appropriate to fulfill its mandate.

Structure

The committee will be comprised of at least three Directors, all of whom will be unrelated. The Board will appoint the committee members and the committee chair annually. All committee members shall be financially literate and at least one member should have accounting or related financial expertise.

Meetings

•	The Committee shall convene at such times and places designated by the chair, or when requested by a Director, an officer of the company or the external auditor. The committee shall meet once a quarter to review the financial statements and to discuss any other matter consistent with the committee’s mandate.
•	Notice shall be given of the time and place of each meeting in writing, facsimile or e-mail to each committee member at least 24 hours prior to the proposed time, unless advance notice is waived by the committee member.
•	A meeting shall be duly convened if a majority of the members are present. Members may participate by telephone or other communications facility as permit all persons participating in the meeting to communicate with each other.
•	In the absence of the chair, the participating members shall choose one of the members to chair the meeting.
•	The committee may request any officer or employee of the company, the outside counsel or the external auditor to attend a meeting of the committee or to meet with members of the committee or its advisors.

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Roles and Responsibilities

External Auditor

▪	Meet regularly with external auditor.
▪	Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditor.
▪	Review and assess the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.
▪	Approve all significant non-audit work to be performed by the external auditor. The committee will establish thresholds above which all non-audit engagements are to be approved by the committee or a designated committee member.
▪	Review and approve the external auditor's proposed audit scope, approach, and fees.
▪	Monitor the external auditor’s progress against the audit plan throughout the year.
▪	Receive and consider all significant findings and recommendations made by the external auditor on a timely basis.
▪	Ensure that the external auditor keeps the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters as requested.
▪	Ensure that the external auditor is aware that it is accountable to the committee and to the Board of Directors as representatives of the shareholders, and that no restrictions are being placed on the auditor’s work.
▪	Recommend to the Board of Directors the external auditor to be nominated for the purposes of issuing an auditors report or performing other audit, review or attest services.
▪	Recommend to the Board of Directors the compensation of the external auditor.

Financial Reporting

General

▪	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.
▪	Review with management and the external auditor any significant risks and exposures and the plans to minimize such risks.
▪	Ask the external auditor if significant accounting estimates, judgements, accounting policies and financial disclosure practices determined by management are an appropriate, including their assessment of the quality of the company’s accounting principles and financial disclosure.

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Annual Financial Statements

▪	Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.
▪	Review the accounting and financial statement disclosure focusing on areas requiring judgement and on complex or unusual transactions.
▪	Meet with management and the external auditor to review the financial statements and the results of the audit.
▪	Consider management's handling of proposed audit adjustments identified by the external auditor.
▪	Review the Management Discussion and Analysis (“MD&A”) and other sections of the 20-F before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations.
▪	Recommend to the Board of Directors for approval the annual financial statements and the MD&A.

Interim Financial Statements

▪	Review how management developed and summarized interim financial information.
▪	Meet with management either telephonically or in person, to review the interim financial statements. (This may be done by the committee chair or the entire committee.)
▪	To gain insight into the fairness of the financial statements and disclosures, review quarterly with management whether:
o	Actual financial results for the interim period varied significantly from budgeted or projected results;
o	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices;
o	Generally accepted accounting principles have been consistently applied;
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o	There are any actual or proposed changes in accounting or financial reporting practices;
o	There are any significant or unusual events or transactions;
o	The company's financial and operating controls are functioning effectively;
o	The company has complied with the terms of loan agreements or security indentures; and
o	The interim financial statements contain adequate and appropriate disclosures.
▪	Review the MD&A for the interim period before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations.
▪	Recommend to the Board of Directors for approval of the interim financial statements and the MD&A.

Compliance with Laws and Regulations

▪	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.
▪	Periodically obtain updates from management regarding compliance.
▪	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.
▪	Review the findings of any examinations by regulatory agencies.

Internal Control

▪	Evaluate the adequacy and effectiveness of the accounting and internal control policies of the company through inquiry and discussion with the external auditor and with management.
▪	Evaluate whether management is setting the appropriate tone by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.
▪	Gain an understanding of whether internal control recommendations made by the external auditor have been implemented by management.

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Other Responsibilities

▪	Review, with the company's counsel, any legal and regulatory matters that could have a significant impact on the company's financial statements.
▪	Review any prospectus, 20-F or other similar documents, including the financial information contained therein.
▪	Discuss with management the policies and procedures in effect for managing the principal risks of the company.
▪	Review the policies and procedures in effect for considering officers' expenses and perquisites.
▪	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.
▪	Perform other oversight functions as requested by the full Board.
▪	Review and update the charter as necessary and receive approval of changes from the Board.
▪	Ensure that adequate procedures are in place for the receipt, retention and treatment of:
o	Complaints regarding accounting, financial disclosure, internal controls or auditing matters; and
o	Confidential, anonymous submission by employees regarding questionable accounting, auditing and financial reporting and disclosure matters.
▪	Review the appointment of any new Financial Officers and any other key financial executives involved in the financial reporting process.
▪	Review and approve policies related to the hiring of partners and employees of the external auditor.
▪	Review the annual and interim earnings press releases before the public disclosure of such information.
▪	Satisfy itself that adequate procedures are in place for the review of the issuer’s public disclosure of financial information.

Reporting Responsibilities

▪	Regularly update the Board of Directors on committee activities and make appropriate recommendations.

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